Exhibit 23.4
CONSENT OF KEEFE, BRUYETTE & WOODS, INC.
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Benjamin Franklin Bancorp, Inc. as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Benjamin Franklin Bancorp, Inc. with and into Independent Bank Corp. and to the references to such opinion therein.
     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/ Keefe, Bruyette & Woods, Inc.
KEEFE, BRUYETTE & WOODS, INC.
December 5, 2008
Keefe, Bruyette & Woods • 787 Seventh Avenue • New York, NY 10019
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